UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2007

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(Date of earliest event reported)

China VoIP & Digital Telecom Inc.

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(Exact name of registrant as specified in its charter)

            Nevada                   333-131017                98-0509797

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

RM 508, No.786 Xinluo Street, High-Tech Industrial Development Zone, Jinan, China,250101

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(Address of principal offices, including Zip Code)

86 – 531 - 87027114

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(Registrant’s telephone number, including area code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 4, 2007, the board of directors of the registrant elected Kan Kaili to be a member of the board of directors of the registrant, which brings the total number of directors of the registrant to five.

Professor Kan, who earned a Doctorate degree from Stanford University currently, serves as the Professor of Beijing University of Posts and Telecommunications. He is a director of China's Information Industry Policy and Development Institute and Commissioner of the Advisory Commission for China's Telecommunications Act. He formally served as a strategy consultant on telecommunications policies and development of the World Bank. His primary areas of concentration are policies of telecommunications and the information industry as well as business management strategy.

[HAS MR. KAN BEEN NAMED TO SERVE ANY COMMITTEE OF THE BOARD?  IF SO, PLEASE DISCLOSE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China VoIP & Digital Telecom Inc.

By: /s/ Li Kunwu

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President and CEO

Date:  September 7, 2007